Exhibit 3.2.95

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

LOEWS ASTOR PLAZA, INC.

FIRST: The name of the corporation is Loews Astor Plaza, Inc.

SECOND: The certificate of incorporation of the corporation was filed by the Department of State on January 26, 1973.

THIRD: The amendment of the certificate of incorporation effected by this certificate of amendment is as follows:

To change the purpose of the corporation.

FOURTH: To accomplish the foregoing amendment, Article Second of the certificate of incorporation is hereby stricken out in its entirety, and the following new Article is substituted in lieu thereof:

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of New York.

FIFTH: The Board of Directors of the corporation authorized the amendment under the authority vested in said Board under the provisions of the certificate of incorporation and of Section 708 of the Business Corporation Law of New York.

[The remainder of this page is left intentionally blank.]

IN WITNESS WHEREOF, Loews Astor Plaza, Inc. has caused this Certificate of Amendment of Certificate of Incorporation to be executed by its Senior Vice President, this 27th day of July, 2004.

/s/ MICHAEL POLITI
Senior Vice President
Michael Politi
Senior Vice President & Corporate Counsel

CERTIFICATE OF INCORPORATION

OF

FIFTH AVE. & 61ST CORP.

Under Section 402 of the Business Corporation Law

The undersigned, being a natural person of at least 21 years of age and acting as the incorporator of the corporation hereby being formed under the Business Corporation Law, certifies that:

FIRST: The name of the corporation is FIFTH AVE. & 61ST CORP.

SECOND: The corporation is formed for the following purpose or purposes:

To take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, clear, improve, develop, divide and otherwise handle, manage, operate, maintain, control, publicize, advertise, promote, and generally deal in and with, whether as principal, sales, business, special, or general agent, broker, factor, buyer, seller, mortgagor, mortgagee, promoter, finder, franchisor, franchisee, licensor, licensee, co-ordinator, consultant, advisor, and in any other lawful capacity, improved and unimproved real and personal property of all kinds, and, without limiting the generality of the foregoing, hotels, motels, inns, resorts, tourist courts, cabins, boarding and lodging houses, apartment houses, tourist and travel agencies, retail shops and departments, restaurants, cafeterias, tea rooms, coffee shops, cafes, bars, cabarets, dining facilities, drive-ins, night clubs, taverns, catering establishments, and related facilities for dispensing and furnishing food, refreshments, alcoholic and non-alcoholic beverages, and related and unrelated products, concessions of any and all kinds, bathing houses, swimming pools, water craft, marine and fishing facilities, beaches and pavilions, hunting and bridle areas, trails, and facilities, skiing, tobogganing, sledding, skating, and other winter sport facilities, amusement, entertainment, community, shopping, and recreational centers, facilities, and establishments of any and all kinds, and to conduct a general real estate development, planning, operating, sales, brokerage, agency, management, counsellors, advisory, promotional, and publicity business and a hotel, motel, resort, amusement, and entertainment business in all its branches.

To engage generally in the real estate business as principal, agent, broker, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in and dispose of real estate, real property, lands, multiple-dwelling structures, houses, buildings and other works and any interest or right therein; to take, lease, purchase or otherwise acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal, agent, broker, and in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held, or disposed of; and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with, as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general construction, contracting, building, and realty management business as principal, agent, representative, contractor, subcontractor, and in any other lawful capacity.

To carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, as wholesale and retail, as principal, and as _____

business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by-products thereof; to acquire by purchase or otherwise own, hold, lease, mortgage, sell, or otherwise dispose of erect, construct, make, alter, enlarge, improve, and to aid or subscribe toward the construction, acquisition or improvement of any factories, shops, storehouses, buildings, and commercial and retail establishments of every character, including all equipment, fixtures, machinery, implements and supplies necessary, or incidental to, or connected with, any of the purposes or business of the corporation; and generally to perform any and all acts connected therewith or arising therefrom or incidental thereto, and all acts proper or necessary for the purpose of the business.

To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and, in any manner deal with and contract with reference to:

(a) inventions, devices, formulae, processes and any improvements and modifications thereof;

(b) letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trade-marks, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America or of any state or subdivision thereof, or of any foreign country or sub-division thereof, and all rights connected therewith or appertaining thereunto;

(c) franchises, licenses, grants and concessions.

To have, in furtherance of the corporate purposes, all of the powers conferred upon corporations organized under the Business Corporation Law subject to any limitations thereof contained in this certificate of incorporation or in the laws of the State of New York.

THIRD: The office of the corporation is to be located in the City of New York, County of New York, State of New York.

FOURTH: The aggregate number of shares which the corporation shall have authority to issue is two hundred, all of which are without par value, and all of which are of the same class.

FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the corporation served upon him is: 17th Floor, 666 Fifth Avenue, New York, New York 10019.

SIXTH: The duration of the corporation is to be perpetual.

SEVENTH: No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred, if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder. Without limiting the generality of the foregoing stated denial of any and all preemptive rights, no holder of shares of any class of the corporation shall have any preemptive rights in respect of the matters, proceedings, or transactions specified in subparagraphs (1) to (6), inclusive, of paragraph (e) of Section 622 of the Business Corporation Law.

EIGHTH: Except as may otherwise be specifically provided in this certificate of incorporation, no provision of this certificate of incorporation, is intended by the corporation to be construed as limiting, prohibiting, denying, or abrogating any of the general or specific powers or rights conferred under the Business Corporation Law upon the corporation, upon its shareholders, bondholders, and security holders, and upon its directors, officers, and other corporate personnel, including, in particular, the power of the corporation to furnish indemnification to directors and officers in the capacities defined and prescribed by the Business Corporation Law and the defined and prescribed rights of said persons to indemnification as the same are conferred by the Business Corporation Law.

Subscribed and affirmed by me as true under the penalties of perjury on January 23, 1973.

/s/ FRANCES A. WRIGLEY
Frances A. Wrigley, Incorporator
521 Fifth Avenue
New York, New York 10017

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

FIFTH AVE. & 61ST CORP.

Under Section 805 of the Business Corporation Law

We, the undersigned, the Vice-President and Assistant Secretary of FIFTH AVE. & 61ST CORP. hereby certify:

1. The name of the corporation is FIFTH AVE. & 61ST CORP.

2. The Certificate of Incorporation was filed by the department of state on January 26, 1973.

3. The Certificate of Incorporation is amended:

(A) to change the name. Paragraph FIRST of the Certificate is amended to read:

“FIRST: The name of the corporation is LOEWS ASTOR PLAZA, INC.

(B) to add the following to its purposes:

To engage in, conduct and carry on the business of theatrical proprietors, opera house proprietors, music hall proprietors, caterers for public entertainments, concerts and public exhibitions, moving picture and other variety entertainments and to provide, engage, employ and act as managers of actors, dancers, singers, variety

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performers, athletes and theatrical and music artists and to produce and present to the public all sorts of plays, shows, exhibitions and amusements which are or may be produced at a theatre or music hall.

4. The above Amendments to the Certificate of Incorporation were authorized by the consent in writing of the holders of all the issued and outstanding shares of the Corporation entitled to vote thereon.

IN WITNESS WHEREOF, we have signed this Certificate this 25th day of March, 1974.

/s/ BERNARD DIAMOND
Bernard Diamond
Vice-President

/s/ SEYMOUR H. SMITH
Seymour H. Smith
Assistant Secretary

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

Seymour H. Smith being duly sworn, deposes and says that he is the Assistant Secretary of FIFTH AVE. & 61ST CORP. and one of the persons who signed the foregoing Certificate of Amendment, that he has read the Certificate of Amendment and knows the contents thereof and that the same is true to his own knowledge.

/s/ SEYMOUR H. SMITH
Seymour H. Smith

Sworn to before me this

    th day of March, 1974.

/s/ Illegible
Illegible
Notary _______________
No. _______________
Qualified ____________
Cert. Filed in New York Country
Commission Expires March 30, 1975

CERTIFICATE OF CHANGE

OF

LOEWS ASTOR PLAZA, INC.

Under Section 805-A of the

Business Corporation Law

Pursuant to the provisions of Section 805-A of the Business Corporation Law, the undersigned hereby certify:

FIRST: That the name of the corporation is Loews Astor Plaza, Inc., formerly known as Fifth Ave. & 61st Corp.

SECOND: That the Certificate of Incorporation of the corporation was filed by the Department of State, Albany, New York, on the 26th day of January 1973.

THIRD: That the change to the Certificate of Incorporation effected by this Certificate is as follows:

(a)	To change the post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him, so that such address shall hereafter be Loews Astor Plaza, Inc., c/o Corporate Secretary, Loews Corporation, 666 Fifth Avenue, New York, New York 10103.

FOURTH: That the change of the Certificate of Incorporation was authorized by the unanimous written consent of the Directors of the Corporation.

IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under the penalties of perjury this 29th day of November 1982.

LOEWS ASTOR PLAZA, INC.

/S/ BARRY HIRSCH
Barry Hirsch
Vice President

/S/ GARY W. GARSON
Gary W. Garson
Assistant Secretary

CERTIFICATE OF CHANGE

OF

LOEWS ASTOR PLAZA, INC.

Under Section 805-A of the

Business Corporation Law

Pursuant to the provisions of Section 805-A of the Business Corporation Law, the undersigned hereby certifies:

FIRST: That the name of the corporation is Loews Astor Plaza, Inc.

SECOND: That the Certificate of Incorporation of the corporation was filed by the Department of State, Albany, New York, on the 26th day of January     , 1973 under the original name of Fifth Ave. & 61st Corp.

THIRD: That the change to the Certificate of Incorporation effected by this Certificate is as follows:

To change the post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him, so that such address shall hereafter be Loews Astor Plaza, Inc.            , c/o Loews Theatre Management Corp., 400 Plaza Drive, Secaucus, New Jersey 07094, Attention: General Counsel.

FOURTH: That the change of the Certificate of Incorporation was authorized by the Board of Directors of the Corporation.

IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under the penalties of perjury this 22nd day of February, 1988.

LOEWS ASTOR PLAZA, INC.

/S/ SEYMOUR H. SMITH
SEYMOUR H. SMITH
Senior Vice President, Secretary,

F93102000319

CERTIFICATE OF CHANGE

OF

LOEWS ASTOR PLAZA, INC.

Under Section 805-A of the

Business Corporation Law

Pursuant to the provisions of Section 805-A of the Business Corporation Law, the undersigned hereby certifies:

FIRST: That the name of the corporation is Loews Astor Plaza, Inc., formerly known as Fifth Ave. & 61st Corp.

SECOND: That the Certificate of Incorporation of the corporation was filed by the Department of State, Albany, New York, on the 26th day of January, 1973.

THIRD: That the change to the Certificate of Incorporation effected by this Certificate is as follows:

To change the post office address to which the Secretary of State shall mail a copy of any process against the corporation serviced upon him, so that such address shall hereafter be Loews Astor Plaza, Inc., c/o Loews Theatre Management Corp., 711 Fifth Avenue, New York, New York 10023, Attention: General Counsel.

FOURTH: That the change of the Certificate of Incorporation was authorized by a vote at a meeting of the Board of Directors followed by the written consent of the sole shareholder of the Corporation.

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IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under the penalties of perjury this 14th day of May, 1993.

LOEWS ASTOR PLAZA, INC.

/S/ SEYMOUR H. SMITH
Seymour H. Smith
Executive Vice President

/S/ DAVID I. BADAIN
David I. Badain
Assistant Secretary

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_020322000318

CERTIFICATE OF AMENDMENT

OF THE CERTIFICATE OF INCORPORATION

OF

Loews Astor Plaza, Inc.

UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

1.	The name of the corporation is: Loews Astor Plaza, Inc.

2.	The certificate of incorporation of said corporation was filed by the Department of State on January 26, 1973, under the name Fifth Ave. & 61st Corp.

3.	The certificate of incorporation is amended so that Article Four is amended by adding the following sentence:

“In accordance with Section 1123(a)(6) of the Bankruptcy Code, this corporation shall not issue non-voting equity securities prior to March 21, 2003.”

4.	Shareholder approval was not required. In accordance with Section 808 of the New York Business Corporation Law, this Amendment to the Certificate of Incorporation was made pursuant to a provision contained in an order by the United States Bankruptcy Court for the Southern District of New York having jurisdiction over a proceeding for the reorganization of this corporation in the matter of In re Loews Cineplex Entertainment Corporation et. al., case number 01-40495, confirmed and approved on March 1, 2002.

IN WITNESS WHEREOF, I hereunto sign my name and affirm that statements made herein are true under the penalties of perjury this 21 day of March 2002.

Dated: March 21, 2002

Loews Astor Plaza, Inc.

By:	/S/ BRYAN BERNDT
Bryan Berndt
Vice President, signing pursuant to the Bankruptcy court order and in accordance with section 808 of the NY Business Corporation Law.

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